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                                                                   EXHIBIT 10.28

RESOLVED, that, pursuant to Section 12 of the Plan, the last sentence of Section 11 of the Plan is hereby amended by substituting in the place of the word "option" the word "ISO". Such sentence to now read as follows: "No ISO shall be granted pursuant to this Plan after ten years from the effective date of this Plan."